NEWS RELEASE

Contacts:	Billy F. Mitcham, Jr., President & CEO Mitcham Industries, Inc. 936-291-2277
Jack Lascar / Karen Roan Dennard Rupp Gray & Lascar (DRG&L) 713-529-6600

MITCHAM INDUSTRIES REPORTS RECORD
FISCAL 2012 FIRST QUARTER RESULTS

Total revenues up 61% to $26.5 million
Core leasing revenues up 75%
Earnings more than doubled to $0.58 per diluted share

HUNTSVILLE, TX – JUNE 6, 2011 – Mitcham Industries, Inc. (NASDAQ: MIND) (the “Company”) today announced record financial results for its fiscal 2012 first quarter ended April 30, 2011.

Total revenues for the first quarter increased 61% to $26.5 million from $16.5 million in the first quarter of fiscal 2011. Core leasing revenues increased 75% to $16.8 million in the first three months of fiscal 2012. Net income for the first quarter increased 155% to $6.1 million, or $0.58 per diluted share, from $2.4 million, or $0.24 per diluted share, in the first quarter of fiscal 2011. EBITDA (earnings before interest, taxes, depreciation and amortization) for the fiscal 2012 first quarter more than doubled to $15.1 million, or 57% of total revenues, from $7.3 million, or 44% of total revenues, in the same period last year. EBITDA, which is not a measure determined in accordance with United States generally accepted accounting principles (“GAAP”), is defined and reconciled to reported net income and cash provided by operating activities, the most comparable GAAP measures, in Note A under the accompanying financial tables.

Bill Mitcham, the Company’s President and CEO, stated, “We are extremely pleased with this strong start to the fiscal year. This was a record quarter in terms of total revenues, core leasing revenues, earnings per share and EBITDA. The results of this quarter demonstrate the revenue generating capacity we have added through strategic purchases of new lease pool equipment in the past few years, as well as the operating leverage of overall increased utilization of our lease pool. Seamap also had an excellent quarter and continues to be a steady source of solid profits.

“We generated exceptional results in our equipment leasing business in the first quarter, led by strength in Canada and Russia where we enjoyed especially high equipment utilization during the winter season. We benefitted from improved demand in our downhole tool business, steady growth in Latin America and continued strong activity in our marine leasing business. We also began to see improvement in the United States. Our Seamap segment produced outstanding results, delivering two GunLink 4000 and two BuoyLink systems along with additional equipment sales and ongoing repair and service work.

“The second and third quarters of our fiscal year are historically our weakest due to the end of the winter season in Canada and Russia and, therefore, we do expect some decrease from the first quarter’s leasing revenues. However, we are encouraged by what we have experienced so far this year in terms of bid and order activity, and there continue to be indications of growing demand for our services. We are seeing strength in many international markets, including Latin America and Eastern Europe. Marine leasing activity is steady, and demand for our downhole tools is improving. Recently, we significantly expanded our presence in Latin America, adding approximately 20,000 additional land channels and associated equipment there in response to customer demand. We also believe Seamap will continue to benefit from growing demand for our GunLink 4000 and BuoyLink systems as marine contractors seek to improve and expand their capabilities with our industry-leading technology.”

FIRST QUARTER FISCAL 2012 RESULTS

Total revenues for the fiscal 2012 first quarter increased to $26.5 million from $16.5 million a year ago, driven by excellent results in our equipment leasing business and at Seamap. A significant portion of the Company’s revenues are typically generated from sources outside the United States, and during the first quarter of fiscal 2012, the percentage of revenues from international customers was approximately 81% compared to 89% in the first quarter of fiscal 2011.

Core equipment leasing revenues, excluding equipment sales, increased 75% to $16.8 million from $9.6 million in the same period a year ago, primarily due to strength in the Company’s Canadian business during the winter season, solid growth for downhole seismic tools, improved demand in the United States and increased demand in Latin America.

Sales of lease pool equipment were $335,000 compared to $363,000 in the first quarter of fiscal 2011. Sales of new seismic, hydrographic and oceanographic equipment were $1.0 million compared to $790,000 in the comparable period a year ago.

Seamap equipment sales increased 44% to $8.3 million from $5.8 million in the comparable quarter a year ago, primarily attributable to the delivery of two GunLink 4000 systems and two BuoyLink systems along with a significant amount of ongoing service and repair work in the quarter.

Lease pool depreciation in the fiscal 2012 first quarter was $6.1 million compared to $4.9 million in the same period last year, a 24% increase. This increase resulted from additions made to the Company’s lease pool during fiscal 2011, which totaled approximately $31 million and included Sercel’s Unite cable-free land acquisition equipment, traditional cabled land acquisition equipment, downhole seismic tools and a variety of marine equipment.

Gross profit in the first quarter doubled to $13.9 million from $6.9 million in the same period last year as a result of substantially higher revenues in both the equipment leasing and Seamap segments. Gross profit margin for the first quarter of fiscal 2012 increased to 53% compared to 42% in the same period a year ago.

General and administrative (“G&A”) expenses for the first quarter of fiscal 2012 were $4.6 million compared to $4.2 million in the first quarter of fiscal 2011. Last year’s first quarter results included a gain of $1.3 million related to the acquisition of AES.

CONFERENCE CALL

The Company has scheduled a conference call for Tuesday, June 7, 2011 at 9:00 a.m. Eastern Time to discuss its fiscal 2012 first quarter results. To access the call, please dial (480) 629-9692 and ask for the Mitcham Industries call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Mitcham Industries corporate website, http://www.mitchamindustries.com, by logging on that site and clicking “Investors.” A telephonic replay of the conference call will be available through June 21, 2011 and may be accessed by calling (303) 590-3030, and using the passcode 4442371#. A web cast archive will also be available at http://www.mitchamindustries.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&L at (713) 529-6600 or email dmw@drg-l.com.

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and “experienced” seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada; Brisbane, Australia; Singapore; Ufa, Bashkortostan, Russia; Lima, Peru; Bogota, Colombia and the United Kingdom, Mitcham conducts operations on a global scale and is the largest independent exploration equipment lessor in the industry. Through its Seamap business, the Company designs, manufactures and sells specialized seismic marine equipment.

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding the Company’s future financial position and results of operations, the Company’s business strategy and other plans for future expansion, the future mix of revenues and business, future demand for the Company’s services and general conditions in the energy industry in general and seismic service industry, are forward-looking statements. While management believes that these forward-looking statements are reasonable when and as made, actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include possible decline in demand for seismic data and our services; the effect of fluctuations in oil and natural gas prices on exploration activity; the effect of uncertainty in financial markets on our customers’ and our ability to obtain financing; loss of significant customers; seasonal fluctuations that can adversely affect our business; defaults by customers on amounts due us; possible impairment of long-lived assets; risks associated with our manufacturing operations; inability to obtain funding or to obtain funding under acceptable terms; intellectual property claims by third parties; risks associated with our foreign operation, including foreign currency exchange risk; and other factors that are disclosed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available from the Company without charge. Readers are cautioned to not place undue reliance on forward-looking statements which speak only as of the date of this release and the Company undertakes no duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

- Tables to follow –

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30, 2011	January 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$14,641	$14,647
Restricted cash	101	—
Accounts receivable, net	23,269	17,832
Current portion of contracts receivable	3,888	3,582
Inventories, net	5,350	4,813
Income taxes receivable	363	325
Deferred tax asset	1,651	1,427
Prepaid expenses and other current assets	2,317	2,128
Total current assets	51,580	44,754
Seismic equipment lease pool and property and equipment, net	98,282	79,095
Intangible assets, net	5,399	5,358
Goodwill	4,320	4,320
Prepaid foreign income tax	3,386	3,053
Long-term portion of contracts receivable, net	161	1,355
Other assets	40	36

Total assets	$163,168	$137,971

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,329	$5,203
Current maturities – long-term debt	3,267	3,177
Income taxes payable	996	1,276
Deferred revenue	1,019	778
Accrued expenses and other current liabilities	5,510	5,165
Total current liabilities	33,121	15,599
Non-current income taxes payable	4,285	3,482
Deferred tax liability	1,595	832
Long-term debt, net of current maturities	20,120	23,343

Total liabilities	59,121	43,256
Shareholders’ equity:
Preferred stock, $1.00 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock $.01 par value; 20,000 shares authorized; 10,917 and 10,872 shares issued at April 30, 2011 and January 31, 2011, respectively at January 31, 2011 and January 31, 2010, respectively	109	109
Additional paid-in capital	77,949	77,419
Treasury stock, at cost (925 shares at April 30, 2011 and January 31, 2011)	(4,843)	(4,843)
Retained earnings	21,068	14,976
Accumulated other comprehensive income	9,764	7,054

Total shareholders’ equity	104,047	94,715

Total liabilities and shareholders’ equity	$163,168	$137,971

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended April 30,
	2011	2010
Revenues:
Equipment leasing	$16,775	$9,566
Lease pool equipment sales	335	363
Seamap equipment sales	8,349	5,781
Other equipment sales	1,043	790

Total revenues	26,502	16,500

Cost of sales:
Direct costs — equipment leasing	2,157	744
Direct costs — lease pool depreciation	6,090	4,912
Cost of lease pool equipment sales	97	149
Cost of Seamap and other equipment sales	4,233	3,752
Total cost of sales	12,577	9,557

Gross profit	13,925	6,943
Operating expenses:
General and administrative	4,648	4,187
Depreciation and amortization	305	279

Total operating expenses	4,953	4,466

Operating income	8,972	2,477
Other (expenses) income:
Gain from bargain purchase in business combination	—	1,304
Interest, net	(175)	(94)
Other, net	(336)	(502)

Total other (expenses) income	(511)	708
Income before income taxes	8,461	3,185
Provision for income taxes	(2,368)	(791)

Net income	$6,093	$2,394

Net income per common share:
Basic	$0.61	$0.24

Diluted	$0.58	$0.24

Shares used in computing net income per common share:
Basic	9,923	9,808
Diluted	10,470	10,082

MITCHAM INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended
	April 30,
	2011	2010
Cash flows from operating activities:
Net income	$6,093	$2,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,429	5,291
Stock-based compensation	216	273
Gain from bargain purchase in business combination	—	(1,304)
Provision for inventory obsolescence	31	52
Gross profit from sale of lease pool equipment	(238)	(214)
Deferred tax provision	1,195	1,037
Changes in non-current income taxes payable	170	(189)
Changes in working capital items, net of effects from business combination:
Accounts receivable	(4,570)	190
Contracts receivable	888	909
Inventories	(329)	766
Prepaid expenses and other current assets	(193)	(63)
Income taxes receivable and payable	(334)	(282)
Costs incurred and estimated profit in excess of billings on uncompleted contract	—	(17)
Accounts payable, accrued expenses, other current liabilities and deferred revenue	1,231	946

Net cash provided by operating activities	10,589	9,789

Cash flows from investing activities:
Purchases of seismic equipment held for lease	(8,132)	(4,651)
Purchases of property and equipment	(54)	(28)
Sale of used lease pool equipment	335	363
Acquisition of AES, net of cash acquired	(155)	(2,100)
Net cash used in investing activities	(8,006)	(6,416)

Cash flows from financing activities:
Net (payments on) proceeds from line of credit	(1,900)	3,200
Payments on borrowings	(1,327)	(101)
Purchases of short-term investments	(101)	(47)
Proceeds from issuance of common stock upon exercise of options	343	—
Net cash (used in) provided by financing activities	(2,985)	3,052
Effect of changes in foreign exchange rates on cash and cash equivalents	396	(123)

Net change in cash and cash equivalents	(6)	6,302
Cash and cash equivalents, beginning of period	14,647	6,130

Cash and cash equivalents, end of period	$14,641	$12,432

Note A

MITCHAM INDUSTRIES, INC.
Reconciliation of Net Income and Net Cash Provided by Operating Activities to EBITDA
(Unaudited)

	For the Three Months
	Ended April 30,
	2011	2010
	(in thousands)
Net income	$6,093	$2,394
Interest expense, net	175	94
Depreciation and amortization	6,429	5,291
Provision for income taxes	2,368	791
Gain from bargain purchase	—	(1,304)

EBITDA (1)	15,065	7,266
Stock-based compensation	216	273

Adjusted EBITDA (1)	$15,281	$7,539

Net cash provided by operating activities	$10,589	$9,789
Stock-based compensation	(216)	(273)
Changes in trade accounts and contracts receivable	3,682	(1,099)
Interest paid	306	160
Taxes paid , net of refunds	1,313	459
Gross profit from sale of lease pool equipment	238	214
Changes in inventory	329	(766)
Changes in accounts payable, accrued expenses and other current liabilities	(1,231)	(946)
Other	55	(272)

EBITDA (1)	$15,065	$7,266

(1)	EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation, amortization and impairment. Adjusted EBITDA excludes stock-based compensation. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements. The covenants of our revolving credit agreement require us to maintain a minimum level of EBITDA. Management believes that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EDITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.

Mitcham Industries, Inc.
Segment Operating Results
(unaudited)

	For the Three Months Ended
	April 30,
	2011	2010
	(in thousands)
Revenues:
Equipment Leasing	$18,153	$10,719
Seamap	8,450	5,830
Inter-segment sales	(101)	(49)

Total revenues	26,502	16,500

Cost of sales:
Equipment Leasing	9,121	6,434
Seamap	3,619	3,212
Inter-segment costs	(163)	(89)

Total cost of sales	12,577	9,557

Gross profit	13,925	6,943
Operating expenses:
General and administrative	4,648	4,187
Depreciation and amortization	305	279

Total operating expenses	4,953	4,466

Operating income	$8,972	$2,477

Equipment Leasing Segment:

Revenue:
Equipment leasing	$16,775	$9,566
Lease pool equipment sales	335	363
New seismic equipment sales	275	61
SAP equipment sales	768	729

Total revenue	18,153	10,719
Cost of sales:
Lease pool depreciation	6,155	4,952
Direct costs-equipment leasing	2,157	744
Cost of lease pool equipment sales	97	149
Cost of new seismic equipment sales	136	11
Cost of SAP equipment sales	576	578

Total cost of sales	9,121	6,434

Gross profit	$9,032	$4,285

Gross profit %	50%	40%

Seamap Segment:

Equipment sales	$8,450	$5,830
Cost of equipment sales	3,619	3,212

Gross profit	$4,831	$2,618

Gross profit %	57%	45%

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